                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen New York Dividend Advantage Municipal Fund 3 filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-66056) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10447).

                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 19, 2001